Exhibit 99.1

Pitney Bowes Announces Second Quarter 2022 Financial Results

STAMFORD, Conn,--(BUSINESS WIRE)--July 28, 2022--Pitney Bowes (NYSE: PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today announced its financial results for the second quarter 2022.

“While there were some very positive aspects to our second quarter, our financial results were below our expectations,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “In Global Ecommerce, we were not able to overcome macroeconomic headwinds, including the strength of the US dollar and the COVID shutdown in China, which caused a reduction in some of our package volumes. However, we are encouraged by a sustained improvement in our domestic parcel network service levels, which is driving domestic parcel revenue growth and a robust pipeline of new clients. Our Presort and SendTech businesses in the aggregate posted revenue growth on a constant currency basis. Finally, proceeds from the sale of Borderfree enhances financial flexibility as we continue to execute against our long-term plan.”

Second Quarter Financial Highlights

  Revenue in the quarter was $871 million, a decrease of 3 percent on a reported basis and 2 percent on a constant currency basis from the comparable quarter in 2021
  GAAP EPS and Adjusted EPS were $0.02 in the quarter versus $0.11 in second quarter 2021
  GAAP cash from operations in the quarter was $35 million
  Free cash flow was $6 million versus $87 million in second quarter 2021; decrease driven largely by lower customer deposits and net income

Second Quarter Business Highlights

  Global Ecommerce posted domestic parcel revenue growth of 6 percent
  Domestic parcel gross margins expanded despite lower volumes
  Presort revenue grew 3 percent on a year-over-year basis
  SendTech revenue grew on a constant currency basis with growth in shipping and equipment sales offset by lower financing and services revenues
  Announced divestiture of Borderfree for approximately $100 million with proceeds received in early July

Earnings per share results are summarized in the table below

	Second Quarter
	2022	2021
GAAP EPS	$0.02	$0.11
Discontinued Operations	-	$0.01
GAAP EPS from Continuing Operations	$0.02	$0.12
Restructuring Charges	$0.02	$0.02
Gain on Sale of Assets/Business	-	($0.03)
Tax Benefit from Sale of Business	($0.03)	-
Transaction Costs	$0.02	-
Adjusted EPS	$0.02	$0.11

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

Global Ecommerce

Global Ecommerce provides business to consumer logistics services for domestic and cross border delivery, returns and fulfillment.

	Second Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$394	$418	(6%)	(5%)
EBITDA	($7)	$8	>(100%)
EBIT	($29)	($11)	>(100%)

Overall segment revenue declined as domestic parcel revenue growth was offset by lower cross-border volumes amid a more challenging macroeconomic environment, especially a stronger US Dollar.

Domestic parcel volumes were 39 million, a 5 million decrease compared to prior year, driven by weakness in volumes originating in China and processed by our domestic network. Parcel volumes from North American clients increased mid-single digits.

Improved domestic parcel gross margins were more than offset by lower cross-border results and higher operating expenses, resulting in lower profitability.

Presort Services

Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

	Second Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$139	$135	3%	3%
EBITDA	$20	$23	(13%)
EBIT	$13	$16	(20%)

Revenue growth was driven by better revenue per piece and new client volume. Total volumes were impacted by a softening economy and declined in the quarter. EBITDA and EBIT margins declined in the quarter due to inflationary pressures on labor and transportation costs.

SendTech Solutions

Sending Technology Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Second Quarter
($ millions)	2022	2021	% Change Reported	% Change Ex Currency
Revenue	$339	$346	(2%)	0%
EBITDA	$103	$115	(10%)
EBIT	$96	$107	(11%)

Higher equipment sales and shipping related revenues were offset by lower finance and service revenues. EBITDA and EBIT declines were driven primarily by a decrease in high margin finance and service revenues.

Revised 2022 Expectations

Based on uncertain macroeconomic conditions, first half results, and the sale of Borderfree, the Company expects full year revenue (constant currency) to range from a low-single digit percentage decline to a low single digit percentage increase.

The Company also expects full year EBIT to range from a high-single digit percentage decline to a mid-single digit percentage increase.

In addition, the Company expects to generate solid free cash flow for full year 2022 though at a lower level than prior year.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EDT. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset and goodwill impairment charges, and other unusual or one-time items. Such items are often inconsistent in amount and frequency and as such, the Company believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance.

Free cash flow adjusts cash from operations calculated in accordance with GAAP for discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank and other special items. The Company reports free cash flow to provide investors insight into the amount of cash that management could have available for other discretionary uses.

Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, unallocated corporate expenses, restructuring charges, asset and goodwill impairment charges, and other items not allocated to a segment. The Company also reports segment EBITDA as an additional useful measure of segment profitability and operational performance.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/investorrelations

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our, and our client’s business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS' performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company's 2021 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three and six months ended June 30, 2022 and 2021, and consolidated balance sheets at June 30, 2022 and December 31, 2021 are attached.

Disclosure Using Social Media

Pitney Bowes announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. The Company already makes frequent use of its investor relations website to disseminate material information, as well as social media platforms, including Twitter, Facebook and LinkedIn. Investors, buy and sell-side analysts, media and influencers should note that the Company plans to continue to announce material financial information using the Pitney Bowes investor relations website, SEC filings, and press releases, public conference calls and webcasts. Pitney Bowes is notifying investors, media and others interested in the Company that in the future, the Company may choose to communicate material information through its social media channels, or it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Pitney Bowes encourages investors, the media, and others interested in the Company to review the information posted on the Company’s investor relations site (https://www.investorrelations.pitneybowes.com/), Twitter (https://twitter.com/PBnews and https://twitter.com/PitneyBowes), Facebook (https://www.facebook.com/PitneyBowes/), and LinkedIn (https://www.linkedin.com/company/pitney-bowes/). The Company may communicate on social media platforms not listed here as well as create new accounts in the future. Any updates to the list of social media channels Pitney Bowes will use to announce material information will be posted on the Investor Relations page.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue:
Business services	$551,478	$567,022	$1,148,862	$1,137,476
Support services	107,625	115,156	217,977	233,853
Financing	67,298	73,453	139,327	151,265
Equipment sales	89,986	86,267	179,282	173,070
Supplies	38,245	38,655	79,306	80,879
Rentals	16,863	18,650	33,683	37,857
Total revenue	871,495	899,203	1,798,437	1,814,400

Costs and expenses:
Cost of business services	477,544	482,814	980,759	982,348
Cost of support services	37,711	37,679	74,845	74,396
Financing interest expense	12,533	11,773	24,135	23,659
Cost of equipment sales	63,815	61,561	127,586	123,401
Cost of supplies	11,028	10,467	22,545	21,678
Cost of rentals	7,473	6,013	12,782	12,460
Selling, general and administrative	226,638	236,190	469,423	474,292
Research and development	11,254	11,059	22,588	22,375
Restructuring charges	4,224	4,844	8,408	7,733
Interest expense, net	21,007	24,346	43,131	49,504
Other components of net pension and postretirement expense	958	312	1,802	662
Other (income) expense, net	-	(13,646)	(11,901)	37,748
Total costs and expenses	874,185	873,412	1,776,103	1,830,256

(Loss) income from continuing operations before taxes	(2,690)	25,791	22,334	(15,856)
(Benefit) provision for income taxes	(7,026)	4,915	(2,823)	(9,077)
Income (loss) from continuing operations	4,336	20,876	25,157	(6,779)
Loss from discontinued operations, net of tax	-	(1,020)	-	(4,906)
Net income (loss)	$4,336	$19,856	$25,157	$(11,685)

Basic earnings (loss) per share:
Continuing operations	$0.02	$0.12	$0.14	$(0.04)
Discontinued operations	-	(0.01)	-	(0.03)
Net income (loss)	$0.02	$0.11	$0.14	$(0.07)

Diluted earnings (loss) per share:
Continuing operations	$0.02	$0.12	$0.14	$(0.04)
Discontinued operations	-	(0.01)	-	(0.03)
Net income (loss)	$0.02	$0.11	$0.14	$(0.07)

Weighted-average shares used in diluted earnings per share	176,969	178,979	177,673	173,367
(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	June 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$570,697	$732,480
Short-term investments	11,519	14,440
Accounts and other receivables, net	268,722	334,630
Short-term finance receivables, net	557,571	560,680
Inventories	82,797	78,588
Current income taxes	15,875	13,894
Assets held for sale	108,677	36,394
Other current assets and prepayments	151,090	120,947
Total current assets	1,766,948	1,892,053
Property, plant and equipment, net	427,438	429,162
Rental property and equipment, net	30,889	34,774
Long-term finance receivables, net	592,928	587,427
Goodwill	1,060,452	1,135,103
Intangible assets, net	82,770	132,442
Operating lease assets	242,452	208,428
Noncurrent income taxes	62,849	68,398
Other assets	410,865	471,084
Total assets	$4,677,591	$4,958,871

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$827,639	$922,543
Customer deposits at Pitney Bowes Bank	616,150	632,062
Current operating lease liabilities	42,253	40,299
Current portion of long-term debt	24,752	24,739
Advance billings	96,573	99,280
Liabilities held for sale	18,700	-
Current income taxes	2,865	9,017
Total current liabilities	1,628,932	1,727,940
Long-term debt	2,194,767	2,299,099
Deferred taxes on income	268,416	286,445
Tax uncertainties and other income tax liabilities	31,643	31,935
Noncurrent operating lease liabilities	227,238	192,092
Other noncurrent liabilities	282,441	308,728
Total liabilities	4,633,437	4,846,239

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	-	2,485
Retained earnings	5,137,248	5,169,270
Accumulated other comprehensive loss	(850,053)	(780,312)
Treasury stock, at cost	(4,566,379)	(4,602,149)
Total stockholders' equity	44,154	112,632
Total liabilities and stockholders' equity	$4,677,591	$4,958,871

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended June 30,			Six months ended June 30,
	2022	2021	% Change	2022	2021	% Change

Global Ecommerce	$393,770	$418,429	(6%)	$812,297	$831,515	(2%)
Presort Services	138,934	134,619	3%	299,478	277,745	8%
Sending Technology Solutions	338,791	346,155	(2%)	686,662	705,140	(3%)
Total revenue - GAAP	871,495	899,203	(3%)	1,798,437	1,814,400	(1%)
Currency impact on revenue	10,775	-		14,767	-
Revenue, at constant currency	$882,270	$899,203	(2%)	$1,813,204	$1,814,400	(0%)

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended June 30,
			2022			2021	% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(28,825)	$21,480	$(7,345)	$(10,831)	$19,060	$8,229	>(100%)	>(100%)
Presort Services	12,851	7,000	19,851	16,134	6,798	22,932	(20%)	(13%)
Sending Technology Solutions	95,565	7,908	103,473	107,121	7,537	114,658	(11%)	(10%)
Segment total	$79,591	$36,388	115,979	$112,424	$33,395	145,819	(29%)	(20%)

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization			(36,388)			(33,395)
Unallocated corporate expenses			(40,761)			(56,316)
Restructuring charges			(4,224)			(4,844)
Gain on sale of assets			-			1,434
Gain on sale of business			-			10,201
Loss on debt redemption/refinancing			-			(989)
Transaction costs			(3,756)			-
Interest, net			(33,540)			(36,119)
Benefit (provision) for income taxes			7,026			(4,915)
Income from continuing operations			4,336			20,876
Loss from discontinued operations, net of tax			-			(1,020)
Net income			$4,336			$19,856

	Six months ended June 30,
	2022			2021			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(42,521)	$42,924	$403	$(37,207)	$37,236	$29	(14%)	>100%
Presort Services	32,483	13,419	45,902	35,185	14,297	49,482	(8%)	(7%)
Sending Technology Solutions	200,140	14,911	215,051	221,591	15,140	236,731	(10%)	(9%)
Segment Total	$190,102	$71,254	261,356	$219,569	$66,673	286,242	(13%)	(9%)

Reconciliation of Segment EBITDA to Net Income (Loss):
Segment depreciation and amortization			(71,254)			(66,673)
Unallocated corporate expenses			(98,595)			(113,781)
Restructuring charges			(8,408)			(7,733)
Gain on sale of assets			14,372			1,434
Gain on sale of business			2,522			10,201
Loss on debt redemption/refinancing			(4,993)			(52,383)
Transaction costs			(5,400)			-
Interest, net			(67,266)			(73,163)
Benefit for income taxes			2,823			9,077
Income (loss) from continuing operations			25,157			(6,779)
Loss from discontinued operations, net of tax			-			(4,906)
Net income (loss)			$25,157			$(11,685)
(1)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment. In 2022, we refined the methodology for allocating transportation costs between Global Ecommerce and Presort Services, resulting in an increase in Global Ecommerce EBIT and a corresponding decrease in Presort Services EBIT of $3 million and $7 million for the three and six months ended June 30, 2022, respectively.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Reconciliation of reported net income (loss) to adjusted EBIT and EBITDA
Net income (loss)	$4,336	$19,856	$25,157	$(11,685)
Loss from discontinued operations, net of tax	-	1,020	-	4,906
(Benefit) provision for income taxes	(7,026)	4,915	(2,823)	(9,077)
(Loss) income from continuing operations before taxes	(2,690)	25,791	22,334	(15,856)
Restructuring charges	4,224	4,844	8,408	7,733
Gain on sale of assets	-	(1,434)	(14,372)	(1,434)
Gain on sale of business	-	(10,201)	(2,522)	(10,201)
Loss on debt redemption/refinancing	-	989	4,993	52,383
Transaction costs	3,756	-	5,400	-
Adjusted net income before tax	5,290	19,989	24,241	32,625
Interest, net	33,540	36,119	67,266	73,163
Adjusted EBIT	38,830	56,108	91,507	105,788
Depreciation and amortization	43,470	39,822	85,472	79,416
Adjusted EBITDA	$82,300	$95,930	$176,979	$185,204

Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share
Diluted earnings (loss) per share	$0.02	$0.11	$0.14	$(0.07)
Loss from discontinued operations, net of tax	-	0.01	-	0.03
Restructuring charges	0.02	0.02	0.03	0.03
Gain on sale of assets	-	(0.01)	(0.06)	(0.01)
Gain on sale of business	-	(0.02)	(0.02)	(0.02)
Loss on debt redemption/refinancing	-	-	0.02	0.22
Tax benefit on sale of business	(0.03)		(0.03)
Transaction costs	0.02	-	0.02	-
Adjusted diluted earnings per share (1)	$0.02	$0.11	$0.10	$0.19

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash from operating activities	$35,132	$78,806	$45,694	$144,729
Capital expenditures	(31,619)	(40,375)	(64,174)	(83,703)
Restructuring payments	4,970	4,870	8,255	8,825
Change in customer deposits at PB Bank	(2,953)	43,427	(15,912)	15,633
Transaction costs paid	-	-	2,132	-
Free cash flow	$5,530	$86,728	$(24,005)	$85,484

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203.351.6785

Financial -
Ned Zachar, CFA
VP, Investor Relations
203.614.1092

Alex Brown
Senior Manager, Investor Relations
203.351.7639